UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT : AUGUST 29, 2003


                       COMMISSION FILE NUMBER: 33-19980-D

                            CGI HOLDING CORPORATION
                            -----------------------
       (Exact name of small business issuer as specified in its charter)

       Nevada                              87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

300 N MANNHEIM ROAD, HILLSIDE, ILLINOIS                  60162
------------------------------------------             --------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code    (708) 547-0401
                                                   -----------------

Item 5. Other Information.

Litigation Matters

(1) CGI Holding Corporation and WebSourced, Inc., Plaintiffs, vs. Global Payments, Inc., Defendant, Action No. 03A 10759-5, in the State Court of DeKalb County, Georgia. CGI Holding Corporation (the "Company") and its wholly-owned subsidiary WebSourced, Inc. ("WebSourced") (the Company and WebSourced collectively, the "Plaintiffs") have sued Global Payments, Inc. ("Global Payments"), WebSourced's former credit card processor, for Compensatory Damages in excess of $125,000, plus consequential, punitive and/or treble damages in connection with Global Payments' alleged breach of contract, unauthorized conversion of funds, tortious interference with contractual relations, fraudulent misrepresentation and concealment, negligent misrepresentation and concealment, unjust enrichment, violation of North Carolina banking law, unfair trade practices under North Carolina law, and violation of the Civil Racketeer Influenced and Corrupt Organization Acts (RICO). In the lawsuit, the Plaintiffs claim among other things: that WebSourced entered into a Merchant Agreement with Global Payments for the purpose of processing credit card payments for the services provided by WebSourced to its clients; that WebSourced had two accounts with Global Payments (the "Accounts"); that the Merchant Agreement required Global Payments to return to WebSourced any funds or receivables in the event that Global Payments cancelled the Accounts; that if Global Payments set up a reserve account, Global Payments was only entitled to hold receivables in that account until the expiration of the period within which a WebSourced client could request a refund or "chargeback"; that Global Payments unilaterally and without justification or notice to WebSourced, cancelled both of the Accounts; that despite closing the Accounts, Global Payments continued to process transactions with WebSourced's customers, without giving WebSourced notice thereof; that Global Payments delayed sending notice to WebSourced so as to allow Global Payments to improperly continue to process, accept and collect credit card transactions from WebSourced's customers, even though Global Payments had already purported to cancel the Accounts and Global Payments had no intention of releasing the funds from the credit card transactions; that Global Payments subsequently refused to release the funds collected by Global Payments; that Global Payments failed and refused to give an accounting for the amounts withheld by Global Payments; that Global Payments provided erroneous accountings; that Global Payments handled chargebacks in violation of the terms of its Merchant Agreement with WebSourced; that Global Payments allowed chargebacks against the Accounts in bad faith; that Global Payments placed the monies withheld in unauthorized accounts; and that Global Payments refused to release undisputed funds that Global Payments admitted as being owed. As a result, the Plaintiffs are seeking damages to the maximum extent permitted under applicable law. We intend to vigorously pursue this litigation. At this time we cannot predict the outcome of this litigation.

(2) Statewide Insurance Company, Plaintiff, vs. ACS Construction Services, LLC, CGI Holding Corporation, Barry Ash, and Sheri Ash, Case No. 03CC-003006 S CV, in the Circuit Court of St. Louis County, Missouri. Statewide Insurance Company ("Statewide") has sued the CGI Holding Corporation (the "Company"), ACS Construction Services, LLC ("ACS"), Barry Ash, and Sheri Ash (collectively, the "Defendants"), for $2,200,000 in connection with the construction of a Comfort Inn & Suites located in O'Fallon, Missouri (the "Project"). In the lawsuit, Statewide claims among other things: that Statewide issued a Payment Bond and a Performance Bond in the amount of $2,681,111, pursuant to which Statewide was the surety, ACS was the principal, and RAMA, L.L.C. ("RAMA") was the obligee; that in order to induce the issuance of such Payment Bond and Performance Bond, the Defendants each executed and delivered to Statewide a General Agreement of Indemnity; that RAMA terminated ACS from the Contract for Construction with respect to the Project, and made a demand upon Statewide to fulfill its obligations under such Performance Bond; that in performance of its obligations under such Performance Bond, Statewide retained the services of another construction company to complete the Project; that claims have also been asserted under such Payment Bond by subcontractors and suppliers for labor and material provided to the Project for the benefit of ACS; that Statewide has paid or will pay approximately $2,000,000 in order to discharge its obligations under such Payment Bond and such Performance Bond and has incurred legal and other expenses of approximately $200,000 for which it is entitled to reimbursement under such General Agreement of Indemnity; that the Defendants have failed to reimburse Statewide according to the terms of such General Agreement of Indemnity; and that pursuant to the terms of such General Agreement of Indemnity, Statewide is entitled to judgment against the Defendants for $2,200,000 plus additional attorneys fees incurred hereafter, interest and costs. We intend to vigorously pursue a number of defenses and claims against third parties. At this time we cannot predict the outcome of this litigation. However, if and in the event that a final judgment were to be entered in this litigation against us in a material amount, such a judgment could render us insolvent or could cause us to seek protection from creditors in bankruptcy court.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CGI Holding Corporation


Date : September 2, 2003        By: /s/ Gerard M. Jacobs
                                ----------------------------------
                                Gerard M. Jacobs
                                President, Chief Executive Officer,
                                Treasurer, Secretary